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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Medical Alliance, Inc. and Subsidiaries on Form S-8 (Files No. 333-59558 and 333-18545) of our report dated February 18, 1999, on our audits of the consolidated financial statements of Medical Alliance, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 15, 1999